Exhibit 99.1

(1)           The amount reported includes an aggregate of 35,691,033 shares of Class A common stock and shares of Class A common stock issuable upon the exercise of warrants of Charter Communications, Inc. (the “Issuer”), of which 32,858,748 shares, and warrants exercisable for 745,094 shares, are owned of record by AP Charter Holdings, L.P. (“AP Charter); 1,264,996 shares and warrants exercisable for 121,370 shares are owned of record by Red Bird, L.P. (“Red Bird”); 450,653 shares and warrants exercisable for 45,243 shares are owned of record by Blue Bird, L.P. (“Blue Bird”); and 185,268 shares and warrants exercisable for 19,661 shares are owned of record by Green Bird, L.P. (“Green Bird”, and together with Blue Bird, and Red Bird, the “Apollo Partnerships”).

The general partner of AP Charter is AP Charter Holdings GP, LLC (“AP Charter GP”).  The managers of AP Charter GP are Apollo Management VI, L.P. (“Management VI”) and Apollo Management VII, L.P.  (“Management VII”).  The general partner of Management VI is AIF VI Management, LLC (“AIF VI LLC”), and the general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”).  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of each of AIF VI LLC and AIF VII LLC.  The general partner of Apollo Management is Apollo Management GP, LLC (“Management GP”).

The general partner of Red Bird is Red Bird GP, Ltd. (“Red Bird GP”) and the general partner of Blue Bird is Blue Bird GP, Ltd. (“Blue Bird GP”).  The general partner of Green Bird is Green Bird GP, Ltd. (“Green Bird GP”).  Apollo SVF Management, L.P. (“SVF Management”) is the director of each of Red Bird GP and Blue Bird GP, and Apollo Value Management, L.P. (“Value Management”) is the director of Green Bird GP.  The general partner of SVF Management is Apollo SVF Management GP, LLC (“SVF Management GP”), and the general partner of Value Management is Apollo Value Management GP, LLC (“Value Management GP”).  Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of each of SVF Management GP and Value Management GP.  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).

Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of each of Management GP and Capital Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

The sole shareholder of Red Bird GP is Apollo SOMA Advisors, L.P. (“SOMA Advisors”), the sole shareholder of Blue Bird GP is Apollo SVF Advisors, L.P. (“SVF Advisors”), and the sole shareholder of Green Bird GP is Apollo Value Advisors, L.P. (“Value Advisors”).  The general partner of SOMA Advisors is Apollo SOMA Capital Management, LLC (“SOMA Capital Management”), the general partner of SVF Advisors is Apollo SVF Capital Management, LLC (“SVF Capital Management”), and the general partner of Value Advisors is Apollo Value Capital Management, LLC (“Value Capital Management”).  Apollo Principal Holdings II, L.P. (“Principal II”) is the sole member and manager of each of SOMA Capital Management, SVF Capital Management and Value Capital Management.  Apollo Principal Holdings II GP, LLC (“Principal Holdings GP”) is the general partner of Principal II.

AP Charter does not have voting or dispositive power over the shares owned of record by any of the Apollo Partnerships, and none of the Apollo Partnerships have any voting or dispositive power over the shares owned of record by AP Charter or any of the other Apollo Partnerships.  AP Charter has granted a proxy to Management VI and Management VII to vote the shares of the Issuer that AP Charter holds of record.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Management Holdings GP and Principal Holdings GP.  AP Charter disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by any of the Apollo Partnerships, and the Apollo Partnerships each disclaim beneficial ownership of any shares of the Issuer’s common stock owned of record by AP Charter, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  Each of Messrs. Black, Harris and Rowan, Management VI and Management VII, and each of the other general partners, managers and sole shareholders described above disclaims beneficial ownership of any shares of Class A common stock beneficially or of record owned by any of AP Charter or the Apollo Partnerships, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for AP Charter, AP Charter GP, SOMA Advisors, SVF Advisors, Value Advisors, SOMA Capital Management, SVF Capital Management, Value Capital Management, Principal II and Principal Holdings GP is One Manhattanville Road, Suite 201, Purchase, NY 10577.  The address for Red Bird, Red Bird GP, Green Bird, Green Bird GP, Blue Bird, and Blue Bird GP is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9905.  The address for Management VI, Management VII, AIF VI LLC, AIF VII LLC, Apollo Management, Management GP, SVF Management, Value Management, SVF Management GP, Value Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, NY 10019.